Exhibit 32.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

George Strayton, Chief Executive Officer and Paul A. Maisch, Chief Financial Officer of Provident Bancorp, Inc. (the "Company") each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q for the quarter ended June 30, 2004 and that to the best of his knowledge:

      (1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Provident Bancorp, Inc. and will be retained by Provident Bancorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


                                                     \s\ George Strayton
                                                     -------------------
         Date: August 6, 2004                        George Strayton
                                                     Chief Executive Officer


                                                     \s\ Paul A. Maisch
                                                     -------------------
         Date: August 6, 2004                        Paul A. Maisch
                                                     Chief Financial Officer


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